                                                                  EXHIBIT 10.98

                          CERTIFICATE OF DESIGNATIONS,

                           PREFERENCES AND RIGHTS OF

                      SERIES A CONVERTIBLE PREFERRED STOCK



                                       OF



                           MEGO MORTGAGE CORPORATION



             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE



           I, Jeffrey S. Moore, being the Chief Executive Officer, President and Director of Mego Mortgage Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Sections 103 and 151 thereof, DO HEREBY
CERTIFY:



           That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors of the Company, at a meeting duly called and held on May 13, 1998, at which a quorum was present and acting throughout, duly adopted the following resolution creating a series of 65,000 shares of Preferred Stock, par value $.01 per share, designated "Series A Convertible Preferred Stock":



                       RESOLVED THAT, pursuant to the authority vested
             in the Board of Directors of the Company by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, par value $.01 per share, of the Company, to be designated "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock" or "this




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             series"), initially consisting of 65,000 shares, and to
             the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):



           SECTION 1.          DESIGNATION AND AMOUNT.



           The series shall be designated "Series A Convertible Preferred Stock" par value $.01 per share (hereinafter called "Series A Preferred Stock") and the number of shares constituting such series shall be 65,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company ("Board of Directors"); provided, that no decrease shall reduce the number of Series A Preferred Stock to a number less than the number of shares of the series then outstanding.



           SECTION 2.          RANK.



           The Series A Preferred Stock, with respect to dividend rights, will rank on a parity with the $.01 par value common stock of the Company (the "Common Stock") and all other classes and series of equity securities of the Company now authorized, issued and outstanding. No class or series of equity securities may rank senior to the Series A Preferred Stock as to the payment of dividends. The Series A Preferred Stock, with respect to rights upon liquidation, dissolution or winding up of the Company, ranks senior to the Common Stock and to all other classes and series of equity securities of the Company now authorized, issued and outstanding.



           SECTION 3.          DIVIDENDS.




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           Holders of shares of Series A Preferred Stock are entitled to receive when, as and if declared by the Board of Directors and out of funds of the Company legally available for the payment of dividends, cash dividends equal to the amount of dividends payable on the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. Cash dividends or distributions on the Series A Preferred Stock shall be declared simultaneously with the declaration of any cash dividends or distributions on the Common Stock. The record date and payment date for any cash dividend declared on the Series A Preferred Stock shall be the same as the record date and payment date for the corresponding cash dividend declared on the Common Stock.



           SECTION 4.          LIQUIDATION RIGHTS.



           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders under applicable law, before any payment or distribution of assets is made to holders of Common Stock or any other class or series of stock ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $1,000 per share plus accrued and unpaid dividends (whether or not earned) to the date fixed for such liquidation, dissolution or winding up ("Liquidation Preference"). If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the Series A Preferred Stock, are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.



           SECTION 5.          REDEMPTION.



           Series A Preferred Stock is not redeemable.




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           SECTION 6.          VOTING RIGHTS.



           Except as expressly required by applicable law, the holders of the Series A Preferred Stock will not be entitled to vote.



           On any matter on which the holders of Series A Preferred Stock may vote, they will be entitled to one vote for each share held. The holders of Series A Preferred Stock may vote only as a separate class, and their votes will not be counted together with the holders of the Common Stock or any other class or series of Preferred Stock as a single class.



           The holders of the Series A Preferred Stock are entitled to dissenters' rights pursuant to, and to the fullest extent permitted by, Section 262 of the General Corporation Law of the State of Delaware in the event of a merger or consolidation in which the Company is a constituent corporation or the sale of substantially all of the assets of the Company.



           SECTION 7.          CONVERSION RIGHTS.



           (a) Subject to and upon compliance with the provisions of this
Section 7, each outstanding share of Series A Preferred Stock will be convertible at the option of the holder on or after December 15, 1998 by surrendering the shares to be converted (in the manner provided in paragraph
(b) of this Section 7 below), and will automatically convert on June 18, 2000, into a number of shares of Common Stock equal to $1,000 divided by the Conversion Price as defined in paragraph (d) of this Section 7 below).



           (b) (1) In order to exercise the conversion privilege, the holder of each share of the Series A Preferred Stock to be converted shall surrender the certificate representing such share to the Conversion Agent for the Series A Preferred Stock appointed for such purpose by the Company (the "Conversion Agent"), or, if no Conversion Agent has been appointed or if the holder has not received notice of such appointment, then to the Company, with the Notice of Election to Convert on the back of said certificate duly completed and signed, at the principal office of the Conversion Agent or the Company, as the case may be. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of the Series A Preferred Stock are registered, each


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share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or its duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.



               (2) The holders of shares of the Series A Preferred Stock at the close of business on a record date for the payment of dividends (each a "Dividend Record Date") shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Record Date or the Company's default in payment of the dividend due on the Dividend Payment Date. Except as provided above, the Company shall make no payment or adjustment for accrued and unpaid dividends on shares of the Series A Preferred Stock whether or not in arrears, on conversion of those shares or for dividends on the shares of Common Stock issued upon the conversion.



               (3) As promptly as practicable after the surrender by a holder of any certificates for shares of the Series A Preferred Stock in accordance with this paragraph (b), the Company shall issue and shall deliver at the office of the Conversion Agent to the holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this paragraph (b)(3), and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in paragraph (c) of this Section 7 below.



               (4) Each conversion shall be deemed to have been effected as of the close of business on the date on which all of the conditions specified in paragraph (b)(1) of this Section 7 above shall have been satisfied and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price in effect at such time as provided, that if the stock transfer books of the Company are not open on the date of such conversion, then such conversion shall be effective for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of the Series A Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets (including without limitation any dividend payable as specified in paragraph (b)(2) of this Section 7 above) as herein provided.


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           (c) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Any fractional shares of Common Stock resulting from conversion of a share of the Series A Preferred Stock shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in paragraph (d)(4) of this Section 7 below) of the Common Stock one the Trading Day (as defined in paragraph (d)(4) of this Section (7) below) next preceding the day of conversion. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon the conversion shall be calculated based on the aggregate number of shares of Series A Preferred Stock so surrendered.



           (d) The "Conversion Price" per share of the Series A Preferred Stock shall be $1.50, subject to adjustment from time to time as follows:



               (1) In case the Company shall (1) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, or (3) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionally adjusted so that the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Company which such holder would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (d)(1) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in paragraph (d)(7) of this Section 7 below, and shall become effective immediately after the effective date in the case of subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.



               (2) Except with respect to the issuance of rights announced prior to the date of this Certificate of Designation, in case the Company shall distribute or issue options, rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in paragraph (d)(4) of this Section 7 below) of the Common Stock at the record date for the determination of stockholders entitled to receive the options, rights or warrants, the Conversion Price in effect immediately prior to the distribution or issuance of such options, rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of distribution or issuance of the options, rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of distribution or issuance of the options, rights


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           or warrants plus the number of shares of Common Stock which may be purchased at the Current Market Price based upon the aggregate offering price of such options, rights or warrants and the denominator shall be the total number of shares of Common Stock then outstanding plus the number of additional shares of Common Stock issuable upon the exercise of such options, rights and warrants. The adjustment provided for in this paragraph (d)(2) shall be made successively whenever any such options, rights or warrants are distributed or issued, and shall become effective immediately, except as provided in paragraph (d)(7) of this Section 7 below, after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination, if made in good faith, shall be conclusive). If any or all of such options, rights or warrants are not so distributed or issued or expire or terminate (within 45 days after the same shall have been issued by the Company) without having been exercised, the Conversion Price then in effect shall be appropriately readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such issuance or distribution which was not made or such distribution or issuance of options, rights or warrants which expired or terminated..



               (3) In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or options, rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph
           (d)(2) of this Section 7 above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value per share (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive) of the capital stock or assets or evidences of indebtedness or option, rights or warrants so distributed and the denominator of which shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in paragraph (d)(4) of this Section 7 below, after the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such options, rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such distribution which was not made or such distribution of options, rights or warrants which expired or terminated.


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               (4) For the purpose of any computation under paragraphs
           (d)(2) or (d)(3) of this Section 7 above, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock on The Nasdaq National Market (the "Nasdaq National Market"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or
           (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any date or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.



               (5) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least one percent in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (d)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this
           Section 7 (other than this paragraph (d)(5)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination


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



           of shares, distribution of capital stock or options, rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Company to its stockholders shall be a tax free distribution for federal income tax purposes.



               (6) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly file with the Conversion Agent an officers' certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment. Promptly after delivery of the certificate, the Company shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holder of each outstanding share of the Series A Preferred Stock at such holder's last address as shown on the stock transfer books of the Company.



               (7) In any case in which this paragraph (d) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of the event (i) issuing, to the holder of any share of the Series A Preferred Stock converted after the record date and before the occurrence of the event, the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to paragraph (c) of this Section 7 above.



               (8) If, after the date hereof, the Company shall take any action affecting the Series A Preferred Stock, other than an action specifically contemplated in this Certificate of Designation, which in the opinion of the Board would have a material adverse effect upon the rights or economic interests of the holders of the Series A Preferred Stock, the Conversion Price shall be adjusted in such manner and at such time as the Board on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.



           (e) If:




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



                     (1) the Company shall authorize the granting to the holders of the Common Stock of options, rights or warrants to subscribe for or purchase any shares of any class or any other options, rights or warrants; or



                     (2) there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party, or any sale or transfer of all or substantially all the assets of the Company; or



                     (3) there shall be a voluntary or an involuntary dissolution, liquidation or winding up of the Company;



then the Company shall cause to be filed with the Conversion Agent, and shall cause to be mailed to the holders of outstanding shares of the Series A Preferred Stock at their addresses as shown on the stock transfer books of the Company, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of the dividend, distribution of options, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or options, rights or warrants are to be determined or (ii) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this paragraph (e).



           (f) (1) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series A Preferred Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.


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               (2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Price.



               (3) the Company will list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.



               (4) Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.



           (g) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.



           (h) In case of any reclassification or change of outstanding shares of Common Stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that requires the vote of the holders of Common Stock or that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of the Series A Preferred Stock then outstanding shall, in connection with such transaction, have the right to convert the shares of the Series A Preferred Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common


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



Stock issuable upon the conversion of the shares of the Series A Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer.



           (i) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, then provision shall be made so that shares of the Series A Preferred Stock that are not immediately converted and that do not receive the consideration provided in paragraph (h) of this Section 7, shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be immediately convertible, otherwise on the terms and conditions provided by this Section 7, into the nature and kind of consideration so receivable by a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock if such shares of the Series A Preferred Stock had been converted immediately prior to such transaction. The rights of the Series A Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to the terms and conditions provided by this
Section 7 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by this Section 7 prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series A Preferred Stock (other than such shares that are converted pursuant to paragraph (h) of this Section 7) shall be assumed and authorized by the successor or resulting corporation as aforesaid.



           SECTION 8.          PREEMPTIVE RIGHTS.



           The holders of shares of Series A Preferred Stock shall not have any preemptive right to acquire any unissued shares of any stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of stock of the Company or carrying a right to subscribe to or acquire any such shares of stock.




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



           IN WITNESS WHEREOF, Mego Mortgage Corporation has caused this certificate to be executed by its Chief Executive Officer, President and Director and attested by its Secretary this 29th day of June, 1998.



                                        MEGO MORTGAGE CORPORATION

Attest:

By:  /s/ Robert Bellacosa               By:  /s/ Jeffrey S. Moore
   ------------------------------          -----------------------------------
     Name:  Robert Bellacosa                 Name:  Jeffrey S. Moore
     Title: Secretary                        Title: Chief Executive Officer,
                                                    President and Director

















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